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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of our report dated March 6, 2002 with respect to the consolidated financial statements of REMEC, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
ERNST & YOUNG LLP

San Diego, California
August 15, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS